Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR THIRD QUARTER 2019

•	Revenue growth of 1% to $3.15 billion

•	Parts and services organic revenue increased 2.3%; 0.9% on a per day basis

•	Net income from continuing operations attributable to LKQ stockholders of $152 million (up 13%); adjusted net income of $189 million (up 6%)

•	Diluted EPS from continuing operations attributable to LKQ stockholders of $0.49 (up 17%); adjusted diluted EPS of $0.61 (up 9%)

•	Operating cash flow of $965 million (up 85%) year-to-date September 30 and free cash flow of $800 million (up 129%)

•	Repurchased 3.9 million shares for $101 million in the quarter and paid down $109 million of debt

•	$500 million increase to stock repurchase program announced, raising the aggregate authorization to $1 billion

•	2019 annual guidance updated

Chicago, IL (October 31, 2019) -- LKQ Corporation (Nasdaq:LKQ) today reported revenue for the third quarter of 2019 of $3.15 billion, an increase of 0.8% as compared to $3.12 billion in the third quarter of 2018. For the third quarter of 2019, parts and services organic revenue increased 2.3% (0.9% on a per day basis), and acquisition revenue growth was 0.8%, while the impact of exchange rates was (2.3%), for total parts and services revenue growth of 0.8%.
Net income1 for the third quarter of 2019 was $152 million, an increase of 13% year-over-year. On an adjusted basis, net income was $189 million, an increase of 6% as compared to the $177 million for the same period of 2018. Diluted earnings per share1 for the third quarter of 2019 was $0.49 as compared to $0.42 for the same period of 2018, an increase of 17%. On an adjusted basis, diluted earnings per share for the third quarter of 2019 was $0.61, an increase of 9% as compared to $0.56 for the same period of 2018.
Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation, stated: “Our focus on profitable revenue, margin expansion and cash conversion continued to yield positive results this quarter. Despite soft macroeconomic conditions in Europe and declining scrap prices, the Company was able to generate Segment EBITDA expansion, driven by a 60-basis point improvement in our North American segment. I am particularly pleased with the ongoing growth in cash flows as the Company added $327 million in operating cash flows this quarter.”
On a nine-month year-to-date basis, revenue was $9.5 billion, an increase of 7.0% from $8.9 billion for the comparable period of 2018.
Net income for the first nine months of 2019 was $400 million, a decrease of 10% as compared to $444 million for the first nine months of 2018 owing to the non-cash impairment charges in the first and second quarters of 2019. On an adjusted basis, net income for the first nine months of 2019 was $569 million, an increase of 5% as compared to the $539 million for the same period of 2018. Diluted earnings per share for the first nine months of 2019 was $1.28, a decrease of 9%

1 References to Net income and Diluted earnings per share, and the corresponding adjusted figures, in this release reflect amounts from continuing operations attributable to LKQ stockholders.

as compared to $1.41 for the same period of 2018. On an adjusted basis, diluted earnings per share for the first nine months of 2019 was $1.82, an increase of 6% as compared to $1.71 for the same period of 2018.
Cash Flow and Balance Sheet
Cash flow from operations totaled $965 million on a nine-month year-to-date basis, up 85% from a year ago. Free cash flow totaled $800 million, up 129% year-over-year. The Company paid down $109 million of borrowings during the quarter, and as of September 30, 2019, the Company's balance sheet reflected net debt of $3.5 billion. Net leverage as defined in the credit facility decreased to 2.6x EBITDA.
During the third quarter of 2019, the Company repurchased 3.9 million shares of common stock for a total consideration of $101 million. Since initiating the share repurchase program in October 2018, the Company has repurchased 13.2 million shares for a total of $352 million. On October 25, 2019, the Board of Directors authorized a $500 million increase to the repurchase program, raising the aggregate authorization to $1 billion and thus making available an aggregate balance of $648 million for potential additional repurchases anytime through October 2022.
Company Outlook
We updated our guidance for 2019 as set forth below.

	2019 Updated Guidance	2019 Previous Guidance
Organic revenue growth for parts & services	0.25% to 1.0%	0.5% to 2.0%
Net income attributable to LKQ stockholders (1)	$526 million to $546 million	$540 million to $565 million
Adjusted net income attributable to LKQ stockholders (1)(2)	$718 million to $738 million	$718 million to $743 million
Diluted EPS attributable to LKQ stockholders (1)	$1.69 to $1.76	$1.73 to $1.81
Adjusted diluted EPS attributable to LKQ stockholders (1)(2)	$2.31 to $2.37	$2.30 to $2.38
Cash flows from operations	$950 million to $1.0 billion	$800 million to $875 million
Capital expenditures	$240 million to $260 million	$225 million to $275 million
(1) Amounts reflect continuing operations.
(2) Non-GAAP measures. See the table accompanying this release that reconciles the forecasted U.S. GAAP measures to the forecasted adjusted measures, which are non-GAAP, for further details.
Our guidance for the full year 2019 is based on current conditions (including acquisitions completed through October 31, 2019), and assumes no material disruptions associated with the United Kingdom’s potential exit from the European Union. The guidance for the full year 2019 is based on scrap prices remaining at current levels and exchange rates for our primary currencies holding near current levels. Changes in these conditions may impact our ability to achieve the guidance. Adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; gains and losses on debt extinguishment; impairment charges; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).
Non-GAAP Financial Measures
This release contains, and management's presentation on the conference call will refer to, non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release and in the earnings slide presentation are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on October 31, 2019 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (833) 236-5754. International access to the call may be obtained by dialing (647) 689-4182. The investor conference call will require you to enter conference ID: 4994316#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 4994316#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through November 14, 2019. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below.
All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union (also known as Brexit), and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry (including the potential competitive advantage to original equipment manufacturers (“OEMs”) with "connected car" technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and vehicle repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;

•	restrictions or prohibitions on selling certain aftermarket products through enforcement by OEMs of intellectual property rights;

•	restrictions or prohibitions on importing certain aftermarket products by border enforcement agencies based on, among other things, intellectual property infringement claims;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	costs of complying with laws relating to the security of personal information;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	potential losses of our right to operate at key locations if we are not able to negotiate lease renewals;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements;

•	changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate; and

•	disruptions to the management and operations of our business and the uncertainties caused by activist investors.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended September 30,
	2019		2018
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,147,773	100.0%	$3,122,378	100.0%	$25,395	0.8%
Cost of goods sold	1,930,146	61.3%	1,925,180	61.7%	4,966	0.3%
Restructuring expenses - cost of goods sold	17,298	0.5%	—	0.0%	17,298	n/m
Gross margin	1,200,329	38.1%	1,197,198	38.3%	3,131	0.3%
Selling, general and administrative expenses	892,124	28.3%	879,150	28.2%	12,974	1.5%
Restructuring and acquisition related expenses	8,929	0.3%	6,614	0.2%	2,315	35.0%
Impairment of net assets held for sale	(3,601)	(0.1%)	—	0.0%	(3,601)	n/m
Depreciation and amortization	71,513	2.3%	76,701	2.5%	(5,188)	(6.8%)
Operating income	231,364	7.4%	234,733	7.5%	(3,369)	(1.4%)
Other expense (income):
Interest expense, net of interest income	31,976	1.0%	40,860	1.3%	(8,884)	(21.7%)
Other income, net	(5,939)	(0.2%)	(6,959)	(0.2%)	1,020	(14.7%)
Total other expense, net	26,037	0.8%	33,901	1.1%	(7,864)	(23.2%)
Income from continuing operations before provision for income taxes	205,327	6.5%	200,832	6.4%	4,495	2.2%
Provision for income taxes	57,747	1.8%	46,068	1.5%	11,679	25.4%
Equity in earnings (losses) of unconsolidated subsidiaries	4,232	0.1%	(20,284)	(0.6%)	24,516	n/m
Income from continuing operations	151,812	4.8%	134,480	4.3%	17,332	12.9%
Net income from discontinued operations	781	0.0%	—	0.0%	781	n/m
Net income	152,593	4.8%	134,480	4.3%	18,113	13.5%
Less: net (loss) income attributable to continuing noncontrolling interest	(46)	(0.0%)	378	0.0%	(424)	n/m
Less: net income attributable to discontinued noncontrolling interest	376	0.0%	—	0.0%	376	n/m
Net income attributable to LKQ stockholders	$152,263	4.8%	$134,102	4.3%	$18,161	13.5%

Basic earnings per share: (2)
Income from continuing operations	$0.49		$0.42		$0.07	16.7%
Net income from discontinued operations	0.00		—		0.00	n/m
Net income	0.50		0.42		0.08	19.0%
Less: net (loss) income attributable to continuing noncontrolling interest	(0.00)		0.00		(0.00)	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.50		$0.42		$0.08	19.0%

Diluted earnings per share: (2)
Income from continuing operations	$0.49		$0.42		$0.07	16.7%
Net income from discontinued operations	0.00		—		0.00	n/m
Net income	0.50		0.42		0.08	19.0%
Less: net (loss) income attributable to continuing noncontrolling interest	(0.00)		0.00		(0.00)	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.49		$0.42		$0.07	16.7%

Weighted average common shares outstanding:
Basic	307,230		318,082		(10,852)	(3.4%)
Diluted	307,960		319,402		(11,442)	(3.6%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Nine Months Ended September 30,
	2019		2018
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$9,496,249	100.0%	$8,873,893	100.0%	$622,356	7.0%
Cost of goods sold	5,823,171	61.3%	5,460,845	61.5%	362,326	6.6%
Restructuring expenses - cost of goods sold	17,298	0.2%	—	0.0%	17,298	n/m
Gross margin	3,655,780	38.5%	3,413,048	38.5%	242,732	7.1%
Selling, general and administrative expenses	2,687,024	28.3%	2,472,085	27.9%	214,939	8.7%
Restructuring and acquisition related expenses	20,613	0.2%	26,546	0.3%	(5,933)	(22.3%)
Impairment of net assets held for sale	44,919	0.5%	—	0.0%	44,919	n/m
Depreciation and amortization	213,349	2.2%	196,322	2.2%	17,027	8.7%
Operating income	689,875	7.3%	718,095	8.1%	(28,220)	(3.9%)
Other expense (income):
Interest expense, net of interest income	103,949	1.1%	107,647	1.2%	(3,698)	(3.4%)
Other income, net	(15,523)	(0.2%)	(9,414)	(0.1%)	(6,109)	64.9%
Total other expense, net	88,426	0.9%	98,233	1.1%	(9,807)	(10.0%)
Income from continuing operations before provision for income taxes	601,449	6.3%	619,862	7.0%	(18,413)	(3.0%)
Provision for income taxes	165,122	1.7%	156,427	1.8%	8,695	5.6%
Equity in losses of unconsolidated subsidiaries	(33,745)	(0.4%)	(18,326)	(0.2%)	(15,419)	84.1%
Income from continuing operations	402,582	4.2%	445,109	5.0%	(42,527)	(9.6%)
Net income from discontinued operations	1,179	0.0%	—	0.0%	1,179	n/m
Net income	403,761	4.3%	445,109	5.0%	(41,348)	(9.3%)
Less: net income attributable to continuing noncontrolling interest	2,321	0.0%	1,040	0.0%	1,281	n/m
Less: net income attributable to discontinued noncontrolling interest	568	0.0%	—	0.0%	568	n/m
Net income attributable to LKQ stockholders	$400,872	4.2%	$444,069	5.0%	$(43,197)	(9.7%)

Basic earnings per share: (2)
Income from continuing operations	$1.29		$1.42		$(0.13)	(9.2%)
Net income from discontinued operations	0.00		—		0.00	n/m
Net income	1.30		1.42		(0.12)	(8.5%)
Less: net income attributable to continuing noncontrolling interest	0.01		0.00		0.01	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$1.29		$1.42		$(0.13)	(9.2%)

Diluted earnings per share: (2)
Income from continuing operations	$1.29		$1.41		$(0.12)	(8.5%)
Net income from discontinued operations	0.00		—		0.00	n/m
Net income	1.29		1.41		(0.12)	(8.5%)
Less: net income attributable to continuing noncontrolling interest	0.01		0.00		0.01	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$1.28		$1.41		$(0.13)	(9.2%)

Weighted average common shares outstanding:
Basic	311,360		313,417		(2,057)	(0.7%)
Diluted	312,204		314,951		(2,747)	(0.9%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$433,391	$331,761
Receivables, net	1,223,197	1,154,083
Inventories	2,582,188	2,836,075
Prepaid expenses and other current assets	245,082	199,030
Total current assets	4,483,858	4,520,949
Property, plant and equipment, net	1,184,188	1,220,162
Operating lease assets, net	1,303,260	—
Intangible assets:
Goodwill	4,309,822	4,381,458
Other intangibles, net	837,272	928,752
Equity method investments	144,009	179,169
Other noncurrent assets	149,281	162,912
Total assets	$12,411,690	$11,393,402
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$997,874	$942,398
Accrued expenses:
Accrued payroll-related liabilities	162,152	172,005
Refund liability	100,327	104,585
Other accrued expenses	326,634	288,425
Other current liabilities	113,349	61,109
Current portion of operating lease liabilities	225,572	—
Current portion of long-term obligations	128,143	121,826
Total current liabilities	2,054,051	1,690,348
Long-term operating lease liabilities, excluding current portion	1,129,423	—
Long-term obligations, excluding current portion	3,737,112	4,188,674
Deferred income taxes	296,199	311,434
Other noncurrent liabilities	322,205	364,194
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 319,598,334 shares issued and 306,402,419 shares outstanding at September 30, 2019; 318,417,821 shares issued and 316,146,114 shares outstanding at December 31, 2018	3,196	3,184
Additional paid-in capital	1,427,382	1,415,188
Retained earnings	3,999,748	3,598,876
Accumulated other comprehensive loss	(260,746)	(174,950)
Treasury stock, at cost; 13,195,915 shares at September 30, 2019 and 2,271,707 shares at December 31, 2018	(351,813)	(60,000)
Total Company stockholders’ equity	4,817,767	4,782,298
Noncontrolling interest	54,933	56,454
Total stockholders’ equity	4,872,700	4,838,752
Total liabilities and stockholders’ equity	$12,411,690	$11,393,402

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$403,761	$445,109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	230,239	210,977
Impairment of Mekonomen equity method investment	39,551	22,715
Impairment of net assets held for sale	44,919	—
Stock-based compensation expense	20,837	17,544
Other	(13,320)	(7,187)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(102,381)	(70,797)
Inventories	148,237	(71,058)
Prepaid income taxes/income taxes payable	40,711	7,262
Accounts payable	90,879	(71,997)
Other operating assets and liabilities	61,738	38,599
Net cash provided by operating activities	965,171	521,167
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(165,551)	(171,763)
Acquisitions, net of cash acquired	(14,517)	(1,206,067)
Proceeds from disposal of businesses	19,505	—
Investments in unconsolidated subsidiaries	(6,894)	(11,066)
Receipts of deferred purchase price on receivables under factoring arrangements	—	9,410
Other investing activities, net	7,368	7,970
Net cash used in investing activities	(160,089)	(1,371,516)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	—	(16,938)
Proceeds from issuance of Euro Notes (2026/28)	—	1,232,100
Purchase of treasury stock	(291,813)	—
Borrowings under revolving credit facilities	390,275	1,025,496
Repayments under revolving credit facilities	(613,758)	(1,110,035)
Repayments under term loans	(6,563)	(114,800)
Borrowings under receivables securitization facility	36,600	—
Repayments under receivables securitization facility	(146,600)	—
Payment of notes issued from acquisitions	(19,123)	—
Repayments of other debt, net	(31,587)	(38,695)
Other financing activities, net	(7,125)	2,186
Net cash (used in) provided by financing activities	(689,694)	979,314
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9,702)	(67,385)
Net increase in cash, cash equivalents and restricted cash	105,686	61,580
Cash, cash equivalents and restricted cash of continuing operations, beginning of period	337,250	279,766
Cash, cash equivalents and restricted cash of continuing and discontinued operations, end of period	442,936	341,346
Less: Cash and cash equivalents of discontinued operations, end of period	4,328	—
Cash, cash equivalents and restricted cash, end of period	$438,608	$341,346

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	September 30,
	2019	2018	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,145,402	$1,109,067	$36,335	3.3%
Europe	1,446,392	1,464,049	(17,657)	(1.2%)
Specialty	394,204	388,865	5,339	1.4%
Parts and services	2,985,998	2,961,981	24,017	0.8%
Other	161,775	160,397	1,378	0.9%
Total	$3,147,773	$3,122,378	$25,395	0.8%

Revenue changes by category for the three months ended September 30, 2019 vs. 2018:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	2.9%	0.4%	(0.1%)	3.3%
Europe	2.1%	1.3%	(4.6%)	(1.2%)
Specialty	1.5%	—%	(0.1%)	1.4%
Parts and services	2.3%	0.8%	(2.3%)	0.8%
Other	0.0%	1.1%	(0.3%)	0.9%
Total	2.2%	0.8%	(2.2%)	0.8%

The following unaudited tables compare certain third party revenue categories:

	Nine Months Ended
	September 30,
	2019	2018	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$3,466,582	$3,447,074	$19,508	0.6%
Europe	4,398,185	3,781,091	617,094	16.3%
Specialty	1,157,023	1,151,172	5,851	0.5%
Parts and services	9,021,790	8,379,337	642,453	7.7%
Other	474,459	494,556	(20,097)	(4.1%)
Total	$9,496,249	$8,873,893	$622,356	7.0%

Revenue changes by category for the nine months ended September 30, 2019 vs. 2018:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	0.4%	0.4%	(0.2%)	0.6%
Europe	(0.3%)	22.2%	(5.6%)	16.3%
Specialty	0.8%	—%	(0.3%)	0.5%
Parts and services	0.1%	10.2%	(2.7%)	7.7%
Other	(5.0%)	1.2%	(0.3%)	(4.1%)
Total	(0.1%)	9.7%	(2.5%)	7.0%
(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles consolidated revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Nine Months Ended
	September 30, 2019		September 30, 2019
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	0.8%	(1.2%)	7.7%	16.3%
Less: Currency impact	(2.3%)	(4.6%)	(2.7%)	(5.6%)
Revenue growth at constant currency	3.1%	3.4%	10.4%	21.9%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-named measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019		2018		2019		2018
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,302,147		$1,262,799		$3,926,222		$3,927,808
Europe	1,451,483		1,470,856		4,413,264		3,795,439
Specialty	395,314		390,061		1,160,687		1,154,726
Eliminations	(1,171)		(1,338)		(3,924)		(4,080)
Total revenue	$3,147,773		$3,122,378		$9,496,249		$8,873,893
Segment EBITDA
North America	$166,310	12.8%	$154,049	12.2%	$532,994	13.6%	$506,772	12.9%
Europe	124,712	8.6%	129,358	8.8%	346,291	7.8%	315,785	8.3%
Specialty	45,464	11.5%	42,937	11.0%	135,790	11.7%	140,974	12.2%
Total Segment EBITDA	$336,486	10.7%	$326,344	10.5%	$1,015,075	10.7%	$963,531	10.9%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, equity in losses and earnings of unconsolidated subsidiaries, and impairment charges. EBITDA, which is the basis for Segment EBITDA, is calculated as net income, less net income (loss) attributable to continuing and discontinued noncontrolling interest, excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
(In thousands)
Net income	$152,593	$134,480	$403,761	$445,109
Less: net (loss) income attributable to continuing noncontrolling interest	(46)	378	2,321	1,040
Less: net income attributable to discontinued noncontrolling interest	376	—	568	—
Net income attributable to LKQ stockholders	152,263	134,102	400,872	444,069
Subtract:
Net income from discontinued operations	781	—	1,179	—
Net income attributable to discontinued noncontrolling interest	(376)	—	(568)	—
Net income from continuing operations attributable to LKQ stockholders	151,858	134,102	400,261	444,069
Add:
Depreciation and amortization	71,513	76,701	213,349	196,322
Depreciation and amortization - cost of goods sold	5,223	4,772	15,748	14,655
Depreciation and amortization - restructuring expenses - cost of goods sold	168	—	168	—
Depreciation and amortization - restructuring expenses	974	—	974	—
Interest expense, net of interest income	31,976	40,860	103,949	107,647
Provision for income taxes	57,747	46,068	165,122	156,427
Earnings before interest, taxes, depreciation and amortization (EBITDA)	319,459	302,503	899,571	919,120
Subtract:
Equity in earnings (losses) of unconsolidated subsidiaries	4,232	(20,284)	(33,745)	(18,326)
Fair value gain on Mekonomen derivative instrument	—	2,509	—	2,509
Gains on bargain purchase	—	—	—	328
Add:
Restructuring and acquisition related expenses (1)	7,955	6,614	19,639	26,546
Restructuring expenses - cost of goods sold	17,130	—	17,130	—
Inventory step-up adjustment - acquisition related	—	—	—	403
Impairment of net assets held for sale	(3,601)	—	44,919	2,438
Change in fair value of contingent consideration liabilities	(225)	(548)	71	(465)
Segment EBITDA	$336,486	$326,344	$1,015,075	$963,531

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	4.8%	4.3%	4.2%	5.0%

EBITDA as a percentage of revenue	10.1%	9.7%	9.5%	10.4%

Segment EBITDA as a percentage of revenue	10.7%	10.5%	10.7%	10.9%

(1) Excludes $1 million of depreciation expense that is reported in Restructuring and acquisition related expenses in the Unaudited Condensed Consolidated Statements of Income.

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income, less net income (loss) attributable to continuing and discontinued noncontrolling interest, excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with the impact of continuing noncontrolling interest and without the impact of discontinued noncontrolling interest, discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, equity in losses and earnings of unconsolidated subsidiaries and impairment charges. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
(In thousands, except per share data)
Net income	$152,593	$134,480	$403,761	$445,109
Less: net (loss) income attributable to continuing noncontrolling interest	(46)	378	2,321	1,040
Less: net income attributable to discontinued noncontrolling interest	376	—	568	—
Net income attributable to LKQ stockholders	152,263	134,102	400,872	444,069
Subtract:
Net income from discontinued operations	781	—	1,179	—
Net income attributable to discontinued noncontrolling interest	(376)	—	(568)	—
Net income from continuing operations attributable to LKQ stockholders	151,858	134,102	400,261	444,069
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	31,176	38,994	94,111	88,924
Restructuring and acquisition related expenses	8,929	6,614	20,613	26,546
Restructuring expenses - cost of goods sold	17,298	—	17,298	—
Inventory step-up adjustment – acquisition related	—	—	—	403
Change in fair value of contingent consideration liabilities	(225)	(548)	71	(465)
Gains on bargain purchase	—	—	—	(328)
Gain on debt extinguishment	(128)	—	(128)	—
Impairment of net assets held for sale	(3,601)	—	44,919	2,438
Impairment of Mekonomen equity method investment	—	22,715	39,551	22,715
Fair value gain on Mekonomen derivative instrument	—	(2,509)	—	(2,509)
U.S. tax law change 2017	—	(9,581)	—	(9,581)
Excess tax benefit from stock-based payments	(1,055)	(793)	(1,333)	(3,985)
Tax effect of adjustments	(15,511)	(11,701)	(46,438)	(28,805)
Adjusted net income from continuing operations attributable to LKQ stockholders	$188,741	$177,293	$568,925	$539,422

Weighted average diluted common shares outstanding	307,960	319,402	312,204	314,951

Diluted earnings per share from continuing operations attributable to LKQ stockholders
Reported	$0.49	$0.42	$1.28	$1.41

Adjusted	$0.61	$0.56	$1.82	$1.71

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of continuing and discontinued noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, impairment charges, excess tax benefits and deficiencies from stock-based payments, adjustments to the estimated tax reform provisions recorded in 2017 and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount and frequency of costs related to acquisitions, management believes that these costs are not normal operating expenses and should be adjusted in our calculation of Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders to Forecasted Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2019
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Net income from continuing operations attributable to LKQ stockholders	$526	$546
Adjustments:
Amortization of acquired intangibles	125	125
Restructuring expenses - cost of goods sold	17	17
Restructuring and acquisition related expenses	21	21
Impairment of net assets held for sale	45	45
Impairment of Mekonomen equity method investment	40	40
Other	(1)	(1)
Tax effect of adjustments	(55)	(55)
Adjusted net income from continuing operations attributable to LKQ stockholders	$718	$738

Weighted average diluted common shares outstanding	311	311

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
U.S. GAAP	$1.69	$1.76
Non-GAAP (Adjusted)	$2.31	$2.37

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders in our financial guidance. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, we included estimates of income from continuing operations attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2019 and the related tax effect; we included for all other components the amounts incurred through September 30, 2019.

The following unaudited table reconciles Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
(In thousands)
Net cash provided by operating activities	$326,767	$192,498	$965,171	$521,167
Less: purchases of property, plant and equipment	64,283	56,342	165,551	171,763
Free cash flow	$262,484	$136,156	$799,620	$349,404

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities, less purchases of property, plant and equipment. Free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Free cash flow should not be construed as an alternative to net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate free cash flow in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for liquidity relative to other companies.

The following unaudited tables reconcile Gross Margin to Adjusted Gross Margin:

Consolidated Adjusted Gross Margin	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
(In thousands)
Gross margin	$1,200,329	$1,197,198	$3,655,780	$3,413,048
Add: Restructuring expenses - cost of goods sold	17,298	—	17,298	—
Adjusted gross margin	$1,217,627	$1,197,198	$3,673,078	$3,413,048

Gross margin %	38.1%	38.3%	38.5%	38.5%

Adjusted gross margin %	38.7%	38.3%	38.7%	38.5%

Europe Adjusted Gross Margin	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
(In thousands)
Gross margin	$512,756	$538,335	$1,590,292	$1,373,239
Add: Restructuring expenses - cost of goods sold	16,987	—	16,987	—
Adjusted gross margin	$529,743	$538,335	$1,607,279	$1,373,239

Gross margin %	35.3%	36.6%	36.0%	36.2%

Adjusted gross margin %	36.5%	36.6%	36.4%	36.2%

We have presented adjusted gross margin solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We calculate adjusted gross margin as gross margin plus restructuring expenses recorded in cost of goods sold. Adjusted gross margin provides insight into our operating performance and provides useful information to management and investors concerning our gross margins. We believe adjusted gross margin is used by investors, securities analysts and other interested parties in evaluating the operating performance of other companies, many of which present adjusted gross margin when reporting their results. Adjusted gross margin should not be construed as an alternative to gross margin, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report adjusted gross margin information calculate adjusted gross margin in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.